Exhibit (h)(1)(vi)

AMENDMENT

To Transfer Agency and Service Agreement

Between

Each of the Entities Listed on Appendix A to the Agreement (the “Funds”)

And

Boston Financial Data Services, Inc.

This Amendment is made as of this 19th day of September 2014 and shall be effective as of October 1, 2014 and is between each of the Funds and Boston Financial Data Services, Inc. (the “Transfer Agent”). In accordance with Section 15.1 (Amendment) of the Transfer Agency and Service Agreement (the “Agreement”) between the Funds and the Transfer Agent dated as of October 1, 2005, as amended, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Section 12.1 (Term). The first sentence of Section 12.1 is hereby deleted and a new sentence is inserted in place thereof providing as follows: “The initial term of this Agreement (the “Initial Term”) shall be extended to the close of business on September 30, 2017 unless terminated pursuant to the provisions of this Section 12.”

2. Schedule 3.1. (Fees and Expenses). Schedule 3.1 to the Agreement dated October 1, 2011 to September 30, 2014 is hereby superseded and replaced with Schedule 3.1 dated October 1, 2014 to September 30, 2017, which is attached hereto and incorporated herein by reference.

3. All defined terms and definitions in the Agreement shall be the same in this amendment (the “Amendment”) except as specifically revised by this Amendment.

4. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

NATIXIS FUNDS TRUST I NATIXIS FUNDS TRUST II NATIXIS FUNDS TRUST IV LOOMIS SAYLES FUNDS I LOOMIS SAYLES FUNDS II GATEWAY TRUST		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Michael Kardok	By:	/s/ Paul Leany
Name:	Michael Kardok	Name:	Paul Leany
Title:	Treasurer	Title:	V.P.